Exhibit 10.49

                           Memorandum of Understanding

Party A: Shangdong Shengda Technology Co., Ltd.

Party B: Faith Bloom Limited.

Whereas: The Shangdong Shengda Technology Co., Ltd (hereafter referred as "Party A") has legally gained the land-use right of the land (described below) on April 30, 2005 for fifty years (from April 30,2005 to April 30,2055) and is developing the land:

      Location of the Land: East of the 312 National Highway, North of Tai Ping Ling Village, Yang Gu Town, Qian county, Shaanxi Province, China.
      Land Area: 251,285 sq.m.
      Land-use Right Certificate No.: Qian Guo Yong (2005) Zi No. 019;

Whereas(pound)(0) Faith Bloom Limited (hereafter referred as "Party B"), a duly organized British Virgin Islands company, intents to rent the land-use right and the establishments on the land for nano manufacture following the development of the land by Party A;

Whereas: Party A intents to lease the land-use right and the establishments on the land to Party B for nano material manufacture;

The two parties hereby agree to sign this Memorandum to make the commitments:

1. Party A agrees to lease its land-use right and the establishments on the land to Party B for nano material manufacture without any delay following the completion of the development of the land by Party A and the receipt of all the relevant certificates and permits (including the certificate of ownership of building) for said land required under relevant stipulations of real estate laws and regulations of China by Party A.

2. Party B agrees to lease the land-use right and the establishments on the land at a fair market prize after the completion of the development of the land by Party A and the receipt of all the relevant certificates and permits (including certificate of ownership of building) for said land required under relevant stipulations of real estate laws and regulations of China by Party A.

3. Party A agrees to grant Party B, in the Lease Agreement to be executed by both parties, no worse terms or treatment than those terms and treatment in the Land Use Right and Building Lease Agreements between Party A and

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      Shandong Haize  Nanomaterials  Co., or Shandong Bang Sheng  Chemicals Co.,
      and the corresponding amendments and supplements, granted by Party A to lessees: Shandong Haize Nanomaterials Co., Ltd and Shandong Bang Sheng Chemicals Co., Ltd, respectively.

This Memorandum is written in Chinese and there are two original copies of this Agreement, with one copy held by each party.

This Memorandum shall become effective upon the signature and seal of the two parties' legal representatives or authorized representatives on March 21, 2006.


Party A: Shangdong Shengda Technology Co., Ltd.

Authorized Representative: /s/ Shangdong Shengda Technology
                          ----------------------------------


Party B: Faith Bloom Limited.

Authorized Representative: /s/ Xiangzhi Chen
                          ----------------------------------